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                                                                  Exhibit (p)(3)

                            CERTIFICATE OF SECRETARY

     The undersigned hereby certifies as follows:

     1. He is the duly elected and acting Secretary of Nicholas-Applegate Institutional Funds, a Delaware business trust (the "Trust").

     2. The following resolution was duly adopted by the Board of Trustees of the Trust at a meeting held on February 19, 1999, and is in full force and effect:

              RESOLVED, that in accordance with Rule 483(b) under the Securities Act of 1933, E. Blake Moore, Jr. and Charles H. Field, and each of them, are hereby authorized to sign the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any or all amendments thereto, on behalf of John J.P. McDonnell, the principal executive officer of the Trust, pursuant to the Limited Power of Attorney dated February 19, 1999 granted by John J.P. McDonnell to E. Blake Moore, Jr. and Charles H. Field, Jr., and any such signature is hereby authorized, approved and ratified.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on February 19, 1999.

                      s/E. Blake Moore, Jr.
                      -----------------------
                      E. Blake Moore, Jr.
                      Secretary